Exhibit 12(b)

I, James V. FitzGerald, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of Munder Series Trust (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ James V. FitzGerald
James V. FitzGerald President and Principal Executive Officer

Date:	February 26, 2013

By:	/s/ Peter K. Hoglund
Peter K. Hoglund Vice President and Principal Financial Officer

Date:	February 26, 2013